SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 17, 2002 (Date of Earliest Event Reported: December 21, 2001).

CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

Incorporation or organization)		Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s Telephone Number, Including Area Code		(602) 265-9200

Item 5. Other Events.
Item 7. Exhibits
SIGNATURE
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4
Exhibit 99.5

Item 5. Other Events.

         On December 21, 2001, CSK Auto Corporation issued a press release, attached as Exhibit 99.1, announcing that it had consummated several transactions to refinance its capital structure, including entering into a new $300.0 million senior secured asset-based credit facility and issuing $280.0 million of 12% senior notes. The Agreements entered into in connection with the new credit facility and the 12% senior notes are attached as exhibits hereto.

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Item 7. Exhibits

99.1	Press Release

99.2	Credit Agreement

99.3	12% Senior Note Indenture

99.4	12% Note Purchase Agreement

99.5	12% Note Registration Rights Agreement

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation By: /s/ DON W. WATSON

Don W. Watson

Senior Vice President

Chief Financial Officer

and Treasurer

DATED: January 17, 2002

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